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                                                                     EXHIBIT 1.1

                                FEDEX CORPORATION
                            (a Delaware corporation)

                         AND THE GUARANTORS NAMED HEREIN

                    $600,000,000 Floating Rate Notes due 2005
                        $500,000,000 2.65% Notes due 2007
                        $500,000,000 3.50% Notes due 2009

                               PURCHASE AGREEMENT


                                                                  March 22, 2004


J.P. Morgan Securities Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Utendahl Capital Group, LLC
KBC Financial Products USA Inc.
McDonald Investments Inc.
Morgan Keegan & Company, Inc.
The Royal Bank of Scotland plc
Scotia Capital (USA) Inc.
SunTrust Capital Markets, Inc.
Vining - Sparks IBG, L.P.

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

FedEx Corporation, a Delaware corporation (the "COMPANY"), and Federal Express Corporation ("FEDEX EXPRESS"), FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Freight East, Inc. and Kinko's, Inc. (collectively, the "INITIAL GUARANTORS" and, together with each subsidiary of the Company that pursuant to the terms of the Indenture referred to below hereafter guarantees the Company's obligations under such Indenture, the "GUARANTORS"), hereby confirm their agreement with J.P. Morgan Securities Inc. ("JPMORGAN"), Banc of America Securities LLC, Banc One Capital Markets, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Utendahl Capital Group, LLC, KBC Financial

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Products USA Inc., McDonald Investments Inc., Morgan Keegan & Company, Inc., The
Royal Bank of Scotland plc, Scotia Capital (USA) Inc., SunTrust Capital Markets, Inc. and Vining - Sparks IBG, L.P. (collectively, the "INITIAL PURCHASERS") for whom JPMorgan is acting as representative (in such capacity, the "REPRESENTATIVE"), with respect to the issue and sale by the Company and the purchase, severally and not jointly, by the Initial Purchasers of the respective principal amounts set forth in SCHEDULE A hereto, of $600,000,000 aggregate principal amount of the Company's Floating Rate Notes due 2005 (the "FLOATING RATE NOTES"), $500,000,000 aggregate principal amount of the Company's 2.65% Notes due 2007 (the "2007 NOTES") and $500,000,000 aggregate principal amount of the Company's 3.50% Notes due 2009 (the "2009 NOTES" and, together with the Floating Rate Notes and the 2007 Notes, the "OFFERED SECURITIES"). The Offered Securities are to be issued pursuant to an indenture (the "INDENTURE"), to be dated as of March 25, 2004, among the Company, as issuer, the Initial
Guarantors, as guarantors, and Wachovia Bank, National Association, as trustee (the "TRUSTEE"). The Offered Securities will be guaranteed as to principal and interest pursuant to the Indenture by the Guarantors (each such guarantee, a "SECURITIES GUARANTEE").

      The Company understands that the Initial Purchasers propose to make an offering of the Offered Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Offered Securities to purchasers ("SUBSEQUENT PURCHASERS") at any time after the date of this Agreement. The Offered Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 ACT"), in reliance upon exemptions therefrom. Pursuant to the terms of the Offered Securities and the Indenture, investors that acquire Offered Securities may only resell or otherwise transfer such Offered Securities if such Offered Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemptions afforded by Rule 144A ("RULE 144A") or Regulation S ("REGULATION S") of the rules and regulations promulgated under the 1933 Act (the "1933 ACT REGULATIONS") by the Securities and Exchange Commission (the "COMMISSION")).

      The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated March 22, 2004 (the "PRELIMINARY OFFERING MEMORANDUM") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated March 22, 2004 (the "FINAL OFFERING MEMORANDUM"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Offered Securities. "OFFERING MEMORANDUM" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Offered Securities.

      All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the

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Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), which is incorporated by reference in the Offering Memorandum.

      The holders of Offered Securities will be entitled to the benefits of a Registration Rights Agreement, in substantially the form attached hereto as EXHIBIT D with such changes as shall be agreed to by the parties hereto (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company will file a registration statement (the "REGISTRATION STATEMENT") with the Commission registering the Offered Securities or the Exchange Notes referred to in the Registration Rights Agreement under the 1933 Act.

      Section 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. (a) Each Initial Guarantor, as to itself, and the Company represents and warrants to each Initial Purchaser, as of the date hereof and as of the Closing Time (as defined below), and agrees with each Initial Purchaser as follows:

                   (i) DUE INCORPORATION AND QUALIFICATION. Each of the Company and the Initial Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (ii) SUBSIDIARIES. Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each, a "SIGNIFICANT SUBSIDIARY") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares (except as otherwise stated in the Offering Memorandum), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

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                 (iii)   OFFERING MEMORANDUM. The Offering Memorandum does not,
             and at the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Representative on behalf of an Initial Purchaser expressly for use in the Offering Memorandum.

                  (iv) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Offering Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 ACT REGULATIONS"), and, when read together and with the other information in the Offering Memorandum, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

                   (v) ACCOUNTANTS. Ernst & Young LLP are, and Arthur Andersen LLP were, when serving as the Company's independent auditors, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (vi) FINANCIAL STATEMENTS. The financial statements and the related notes thereto of the Company and FedEx Express included or incorporated by reference in the Offering Memorandum comply in all material respects with the applicable requirements of the 1933 Act Regulations and the 1934 Act Regulations, as applicable, and present fairly the consolidated financial positions of the Company and its subsidiaries and of FedEx Express and its subsidiaries, respectively, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and of FedEx Express and its subsidiaries, respectively, and presents fairly the information shown thereby; and the financial schedules included or incorporated by reference in the Offering Memorandum meet the requirements of the 1933 Act Regulations or the 1934 Act Regulations, as applicable. The Company is not required to file historical financial statements of Kinko's, Inc. pursuant to Rule 3-05 of Regulation S-X promulgated by the Commission or to file pro forma financial information relating to the acquisition of Kinko's, Inc. by the Company pursuant to Rule 11-01 of Regulation S-X.

                 (vii) MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Except as stated in the Offering Memorandum, subsequent to the respective dates as of which

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             information is given in the Offering Memorandum, neither the
             Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions which are material to the Company and its subsidiaries considered as one enterprise, and there has not been any material adverse change in the capital stock or short-term debt, or any material increase in long-term debt of the Company and its subsidiaries considered as one enterprise, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries considered as one enterprise.

                (viii) NO DEFAULTS; REGULATORY APPROVALS. None of the Company or any of its subsidiaries is in violation of its charter (or similar organizational documents) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, except, in the case of the subsidiaries of the Company which are not Initial Guarantors, for such violations or defaults which individually or in the aggregate do not, or will not, have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries considered as one enterprise.

             The execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the Securities Guarantees and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and executed by the Company and each Initial Guarantor and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, which conflict, breach or default would have, individually or in the aggregate with any other such instances, a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries considered as one enterprise or reasonably be expected to adversely affect the enforceability of this Agreement, the Indenture, the Registration Rights Agreement or the Securities Guarantees, nor will such action result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any Initial Guarantor or any law, administrative regulation or administrative or court order or decree currently in effect or in effect at the time of execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement or the Securities Guarantees and applicable to the Company or any of its subsidiaries, except, in the case of subsidiaries of the Company that are not Initial Guarantors, such violations which individually or in the aggregate would not have

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             a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries considered as one enterprise or reasonably be expected to adversely affect the enforceability of this Agreement, the Indenture, the Registration Rights Agreement or the Securities Guarantees.

             No consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company and the Initial Guarantors of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement or the Securities Guarantees, except such as may be required under state securities or Blue Sky laws.

                  (ix) LEGAL PROCEEDINGS; CONTRACTS. Except for matters described in the Offering Memorandum, there is no pending or, to the best knowledge of any financial officer of the Company or any Initial Guarantor, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of the Company and its subsidiaries considered as one enterprise, or the ability of the Company and the Initial Guarantors to perform their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities Guarantees.

                   (x) COMPLIANCE WITH LAWS. The business and operations of the Company and of each of the Initial Guarantors comply in all material respects with all laws and regulations applicable thereto and, except as described in the Offering Memorandum, there are no known, proposed or threatened changes in any laws or regulations which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise or the manner in which it conducts its business. Each of the Company and the Initial Guarantors possesses all valid and effective certificates, licenses and permits required to conduct its business as now conducted, except for instances which individually or in the aggregate do not, or will not, have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries considered as one enterprise.

                  (xi) ENFORCEABILITY. Each of the Indenture and the Registration Rights Agreement has been duly authorized by the Company and the Initial Guarantors, will be substantially in the form heretofore supplied to you and, when duly executed and delivered by the Company and the Initial Guarantors and the other parties thereto, will constitute a valid and binding agreement of the Company and the Initial Guarantors, enforceable against the Company and the Initial Guarantors in accordance with its terms.

                 (xii) VALIDITY OF THE OFFERED SECURITIES AND THE SECURITIES GUARANTEES. When the Offered Securities have been executed, issued, authenticated and delivered pursuant to the provisions of the Indenture and sold and paid for as provided in this Agreement, and the Securities Guarantees have been executed,

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             issued and delivered pursuant to the provisions of the Indenture, the Offered Securities and the Securities Guarantees will constitute valid and legally binding obligations of the Company and the respective Initial Guarantors enforceable in accordance with their respective terms; and the holders of such Offered Securities and Securities Guarantees will be entitled to the benefits provided by such Indenture.

                (xiii) SIMILAR OFFERINGS. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "AFFILIATE"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Offered Securities in a manner that would require the Offered Securities to be registered under the 1933 Act.

                 (xiv) RULE 144A ELIGIBILITY. The Offered Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                  (xv) NO GENERAL SOLICITATION. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                 (xvi) NO REGISTRATION REQUIRED. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Offered Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 ACT").

                (xvii) NO DIRECTED SELLING EFFORTS. With respect to those Offered Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

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               (xviii)   SARBANES-OXLEY ACT OF 2002. The Company has complied in
             all material respects with the currently applicable requirements of the Sarbanes-Oxley Act of 2002.

      The representations and warranties made by the Company and the Initial Guarantors as to the enforceability of the Indenture, the Registration Rights Agreement, the Offered Securities and the Securities Guarantees set forth in subparagraphs (xi) and (xii) above are limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights or by general equity principles, and the enforceability of the Indenture is also limited by applicable laws which may affect the remedies provided therein but which do not affect the validity of such Indenture or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

      (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any officer of the Company or any Initial Guarantor and delivered to you or your counsel in connection with an offering of the Offered Securities shall be deemed a representation and warranty by the Company or such Initial Guarantor to each Initial Purchaser participating in such offering as to the matters covered thereby on the date of such certificate unless subsequently amended or supplemented subsequent thereto.

      Section 2. PURCHASE AND SALE. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at the purchase price specified in SCHEDULE B hereto, the amount of Offered Securities set forth opposite the name of such Initial Purchaser in SCHEDULE A plus any additional principal amount of Offered Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof. It is understood that you propose to offer the Offered Securities for sale as set forth in the Offering Memorandum.

      (b) Payment of the purchase price for, and delivery of the certificates for, the Offered Securities to be purchased by the Initial Purchasers shall be made at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M., Eastern time, on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "CLOSING TIME").

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against book-entry delivery through the facilities of The Depository Trust Company to the Representative for the respective accounts of the Initial Purchasers of the Offered Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Offered Securities which it has agreed to purchase. JPMorgan, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Offered Securities to be

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purchased by any Initial Purchaser whose funds have not been received by the
Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

      (c) Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "QUALIFIED INSTITUTIONAL BUYER").

      (d) Certificates for the Offered Securities shall be in such denominations and registered in such names as the Initial Purchasers may request in writing at least one full business day before the Closing Time.

      Section 3. COVENANTS OF THE COMPANY AND THE INITIAL GUARANTORS. The Company and, to the extent applicable, each of the Initial Guarantors covenants with each Initial Purchaser participating in the offering as follows:

      (a) NOTICE OF CERTAIN PROPOSED FILINGS. At any time when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vi) hereof, the Company will give you notice of its intention to prepare any amendment to the Offering Memorandum, whether by the filing of documents pursuant to the 1934 Act or otherwise, and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.

      (b) COPIES OF THE OFFERING MEMORANDUM. The Company will deliver to you as many copies of the Offering Memorandum and of each amendment thereto (including documents incorporated by reference in the Offering Memorandum) as you may reasonably request.

      (c) REVISIONS OF OFFERING MEMORANDUM--MATERIAL CHANGES. If at any time when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vi) hereof any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company or the Initial Purchasers, to further amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, the Company will promptly prepare such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission.

      (d) BLUE SKY QUALIFICATIONS. The Company and the Initial Guarantors will endeavor, in cooperation with you, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Initial Purchasers may designate, and will maintain such qualifications in effect for so long as may be required for the distribution of the Offered Securities; PROVIDED, however, that neither the Company nor the Initial Guarantors shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or to subject itself to taxation as doing business in any jurisdiction in which it is not otherwise required to be so qualified. The Company and the Initial Guarantors will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as provided above.

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      (e)    1934 ACT FILINGS. The Company and FedEx Express, during the period when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vi) hereof, will file, within the required time periods, all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

      (f) STAND-OFF AGREEMENT. The Company will not, between the date of this Agreement and the Closing Time, without your consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Offered Securities which are to be sold pursuant hereto and commercial paper in the ordinary course of business).

      SECTION 4. PAYMENT OF EXPENSES.

      (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                   (i) the preparation of the Offering Memorandum and all amendments thereto and the Preliminary Offering Memorandum;

                  (ii) the preparation, issuance and delivery of the Offered Securities;

                 (iii) the reasonable fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any registrar, paying agent and authenticating agent;

                  (iv) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 3(d), including filing fees and the reasonable fees and disbursements of counsel to the Initial Purchasers in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                   (v) the printing and delivery to the Initial Purchasers in quantities as may be reasonably requested of copies of the Offering Memorandum and any amendments or supplements thereto, and the delivery by the Initial Purchasers of the Offering Memorandum and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Offered Securities;

                  (vi) the preparation and delivery to the Initial Purchasers of copies of the Indenture; and

                 (vii) any fees charged by rating agencies for the rating of the Offered Securities.

      (b) If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or clause (i) of Section 10 hereof, the Company shall reimburse upon demand the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers, that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities.

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      Section 5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase the Offered Securities pursuant to this Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company and the Initial Guarantors herein, to the accuracy of the statements of the officers of the Company or of any of the Initial Guarantors made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company and the Initial Guarantors of their respective covenants and agreements contained herein to be performed and observed on their respective parts and to the following additional conditions precedent:

             (a) RATINGS CHANGE; ETC. At the Closing Time, (i) the rating assigned as of the date of this Agreement by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g) under the 1933 Act Regulations, to any debt securities of the Company (including for purposes of this Section 5(a)(i) any rating indicated by the Company as of the date of this Agreement as the rating orally confirmed to the Company by any such rating organization as the rating to be assigned to the Offered Securities) shall not have been lowered since the execution of this Agreement nor shall any such rating organization have publicly announced since the execution of this Agreement that it has placed any debt securities of the Company on what is commonly termed a "WATCH LIST" for possible downgrading, and (ii) there shall not have come to the attention of any of the Initial Purchasers any facts that would cause them to reasonably believe that the Offering Memorandum, at the time it was required to be delivered to a purchaser of the Offered Securities pursuant to Section 6(a)(vi) hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

             (b) LEGAL OPINIONS. At the Closing Time, you shall have received the following documents:

                   (i) OPINION OF THE EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY OF THE COMPANY. The opinion of Kenneth R. Masterson, Executive Vice President and General Counsel of the Company, dated as of the Closing Time, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect as set forth in EXHIBIT A.

                  (ii) OPINION OF THE VICE PRESIDENT AND GENERAL COUNSEL OF FEDEX FREIGHT EAST, INC. The opinion of Kenneth R. Reeves, Vice President and General Counsel of FedEx Freight East, Inc., dated as of the Closing Time, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect as set forth in EXHIBIT B.

                 (iii) OPINION OF DAVIS POLK & WARDWELL. The opinion of Davis Polk & Wardwell, special counsel to the Company, dated as of the Closing Time, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect as set forth in EXHIBIT C.

                  (iv) OPINION OF SIMPSON THACHER & BARTLETT LLP. The opinion of Simpson Thacher & Bartlett LLP, counsel to the Initial Purchasers, dated as of the Closing Time, with respect to such matters as the Initial Purchasers may reasonably request.

             (c) OFFICERS' CERTIFICATE. At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries considered as one enterprise; and you shall have received a certificate of the President or any Vice President of the Company and of each Initial Guarantor, dated as of the Closing Time, to the effect (i) in the case of the certificate to be provided by the President or a Vice President of the Company, that there has been no such material adverse change, (ii) that the other representations and warranties contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, except to the extent that such representations and warranties expressly relate to an earlier date or later date (in which case such representations and warranties are true and correct on and as of such earlier date or will be true and correct on and as of such later date, as the case may be), and (iii) that the Company or such Initial Guarantor, as the case may be, has complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the date of such certificate. The officer signing and delivering each such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

             (d) ACCOUNTANTS' COMFORT LETTER. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

             (e) BRING-DOWN COMFORT LETTER. At the Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

             (f) REGISTRATION RIGHTS AGREEMENT. At the Closing Time, the Registration Rights Agreement shall have been fully executed and delivered by the Company.

             (g) OTHER DOCUMENTS. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Initial Guarantors in connection with the issuance and sale of Offered Securities as herein contemplated shall be satisfactory in form and substance to you.

      If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party except as provided in Section 4 hereof.

      Section 6. SUBSEQUENT OFFERS AND RESALES OF THE OFFERED SECURITIES.

             (a)   OFFER AND SALE PROCEDURES.   Each of the Initial Purchasers
      and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Offered
      Securities:

                   (i) OFFERS AND SALES ONLY TO QUALIFIED INSTITUTIONAL BUYERS OR PURSUANT TO REGULATION S. Offers and sales of the Offered Securities shall only be made (A) to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or
             (B) non-U.S. persons outside the United States, as defined in Regulation S under the 1933 Act, to whom the offeror or seller reasonably believes offers and sales of the Offered Securities may be made in reliance upon Regulation S under the 1933 Act. Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Offered Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Offered Securities in such jurisdictions.

                  (ii) NO GENERAL SOLICITATION. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Offered Securities.

                 (iii) PURCHASES BY NON-BANK FIDUCIARIES. In the case of a non-bank Subsequent Purchaser of an Offered Security acting as a fiduciary for one or more third parties, each third party shall, in the reasonable judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States.

                  (iv) SUBSEQUENT PURCHASER NOTIFICATION. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Offered Securities from such Initial Purchaser or Affiliate, as the case may be, in the United States that the Offered Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Offered Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

                   (v) RESTRICTIONS ON TRANSFER. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors," including the legends required thereby, shall apply to the Offered Securities except as otherwise agreed by the Company and the Initial Purchasers.

                  (vi) DELIVERY OF OFFERING MEMORANDUM. Each Initial Purchaser will deliver to each purchaser of the Offered Securities from such Initial Purchaser, in connection with its original distribution of the Offered Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

             (b)   COVENANTS OF THE COMPANY.   The Company and, to the extent
      applicable, each of the Initial Guarantors covenants with each Initial Purchaser as follows:

                   (i) INTEGRATION. Except following the effectiveness of the Registration Statement, the Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (A) the sale of the Offered Securities by the Company to the Initial Purchasers, (B) the resale of the Offered Securities by the Initial Purchasers to Subsequent Purchasers or
             (C) the resale of the Offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

                  (ii) RULE 144A INFORMATION. Each of the Company and the Initial Guarantors agrees that, in order to render the Offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, until the earlier of (A) the second anniversary of the original issuance date of the Offered Securities and (B) the date when no Offered Securities remain outstanding, it will make available, upon request, to any holder of Offered Securities or prospective purchasers of Offered Securities the information specified in Rule 144A(d)(4), unless the Company or the Initial Guarantors furnish information to the Commission pursuant to
             Section 13 or 15(d) of the 1934 Act.

                 (iii) RESTRICTION ON REPURCHASES. Until the expiration of two years after the original issuance of the Offered Securities, the Company will not, and will cause its Affiliates not to, resell any Offered Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

             (c) RESALE PURSUANT TO RULE 903 OF REGULATION S OR RULE 144A. Each Initial Purchaser understands that the Offered Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Offered Securities and will offer and sell Offered Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Offered Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither the Initial Purchasers, their Affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Offered Securities sold hereunder pursuant to Regulation S, and the Initial Purchasers, their Affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Offered Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Offered Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

                   "The Securities covered hereby have not been
             registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

      Terms used in the above paragraph have the meanings given to them by Regulation S.

             (d) ADDITIONAL REPRESENTATIONS AND WARRANTIES OF INITIAL PURCHASERS. Each Initial Purchaser severally represents, warrants and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Offered Securities, except with its Affiliates or with the prior written consent of the Company; PROVIDED, however, that the foregoing will not apply to the engagement of brokers and dealers in the ordinary course of business.

             (e) COMPLIANCE WITH UNITED KINGDOM LAW. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                   (i) it has not offered or sold and prior to the date six months after the Closing Time will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

                  (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or any Initial Guarantor; and

                 (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

             (f) COMPLIANCE WITH LAW OF THE NETHERLANDS. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any Offered Securities other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

      Section 7. INDEMNIFICATION. (a) The Company and the Initial Guarantors agree to indemnify and hold harmless each Initial Purchaser, its Affiliates, directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                   (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser expressly for use in the Offering Memorandum; and PROVIDED, further, that the foregoing indemnity agreement, with respect to any Preliminary Offering Memorandum, shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any Affiliate, director or officer of or any person controlling such Initial Purchaser, if a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, expenses or liabilities.

      (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, each Initial Guarantor, their respective Affiliates, directors and officers and each person, if any, who controls the Company or any Initial Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use in the Offering Memorandum (or any amendment thereto).

      (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnification may be sought (the "INDEMNIFYING PERSON") in writing; PROVIDED that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and PROVIDED, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its Affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by JPMorgan and any such separate firm for the Company, the Initial Guarantors and any Affiliates, directors, officers and control persons of the Company and the Initial Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

      Section 8. CONTRIBUTION. To the extent the indemnification provided for in subsections 7(a) and (b) above is unavailable to an Indemnified Person in respect of any losses, claims, expenses, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, expenses, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Initial Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, expenses, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Offered Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate initial offering price of the Offered Securities. The relative fault of the Company and the Initial Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Initial Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each officer or director of the Company or any Initial Guarantor, and each person, if any, who controls the Company or any Initial Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

      Section 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or any Initial Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company or any Initial Guarantor, and shall survive each delivery of and payment for any of the Offered Securities.

      Section 10. TERMINATION OF AGREEMENT. You may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Closing Time if: (i) there has been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in your judgment, impracticable or inadvisable to proceed with the offering, sale or delivery of the

Offered Securities, (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium shall have been declared by either federal or New York authorities.

      In the event of any termination of this Agreement, the provisions of
Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 9 and 14 hereof shall remain in effect.

      Section 11. DEFAULT BY ONE OR MORE INITIAL PURCHASERS. If any Initial Purchaser shall fail at the Closing Time to purchase the Offered Securities which it is obligated to purchase hereunder (the "DEFAULTED SECURITIES"), and the aggregate amount of Defaulted Securities is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the amount of the Offered Securities set forth opposite their respective names in SCHEDULE A hereto bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Initial Purchasers to purchase the Defaulted Securities; PROVIDED that in no event shall the amount of Defaulted Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased by an amount in excess of one-tenth of such amount of Offered Securities without the written consent of such Initial Purchaser. If the aggregate amount of Defaulted Securities is more than one-tenth of the aggregate amount of the Offered Securities to be purchased at the Closing Time, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Defaulted Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchasers or the Company.

      No action taken pursuant to this Section shall relieve a defaulting Initial Purchaser from liability in respect of its default under this Agreement.

      In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchasers or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

      Section 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by Federal Express service or transmitted by any facsimile communication. Notices to the Initial Purchasers shall be directed to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk (Fax: 212-834-6081). Notices to the Company shall be directed to it at 942 South Shady Grove Road, Memphis, Tennessee 38120 (if by mail or Federal Express service), Attention: Corporate Vice President and Treasurer,
Fax: 901-818-7121 with copies thereof directed to the Legal Department of the Company at 942 South Shady Grove Road, Memphis, Tennessee 38120 (if by mail or Federal Express Service), Attention: Staff Vice President - Securities and Corporate Law, Fax: 901-818-7119.

      Section 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company, the Initial Guarantors and any Initial Purchaser who becomes a party hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

      Section 14. GOVERNING LAW. This Agreement and the rights and obligations of the parties created hereby and thereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. Any suit, action or proceeding brought by the Company or any Initial Guarantor against any Initial Purchaser or, any suit action or proceeding brought by any Initial Purchaser against the Company or any Initial Guarantor, in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you, the Company and the Initial Guarantors in accordance with its terms.


                         Very truly yours,

                         FEDEX CORPORATION


                         By:   /s/ Burnetta B. Williams
                            ------------------------------------
                            Name:  Burnetta B. Williams
                            Title: Staff Vice President and
                                   Asst. Treasurer

                         FEDERAL EXPRESS CORPORATION


                         By:   /s/ Cathy D. Ross
                            ------------------------------------
                            Name:  Cathy D. Ross
                            Title: SVP & Chief Financial Officer

                         FEDEX GROUND PACKAGE SYSTEM, INC.


                         By:   /s/ Ronald R. Trombetta
                            ------------------------------------
                            Name:  Ronald R. Trombetta
                            Title: Senior Vice President & CFO

                         FEDEX FREIGHT CORPORATION


                         By:   /s/ Douglas G. Duncan
                            ------------------------------------
                            Name:  Douglas G. Duncan
                            Title: President / CEO

                         FEDEX FREIGHT EAST, INC.


                         By:   /s/ Frank L. Conner
                            ------------------------------------
                            Name:  Frank L. Conner
                            Title: Vice President - Accounting & Finance

                         KINKO'S, INC.


                         By:   /s/ Mark A. Blinn
                            ------------------------------------
                            Name:  Mark A. Blinn
                            Title: Senior Vice President
                                    and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

THE INITIAL PURCHASERS


By: J.P. MORGAN SECURITIES INC.


By:  /s/ Stephen L. Sheiner
   ------------------------------------
   Name:  Stephen L. Scheiner
   Title: Vice President

Acting on behalf of itself and the other named Initial Purchasers

                                    EXHIBIT A

                               Form of Opinion of
         the Executive Vice President and General Counsel of the Company

                       Form of Opinion of Company Counsel


                                                     March 25, 2004

J.P. Morgan Securities Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Utendahl Capital Group, LLC
KBC Financial Products USA Inc.
McDonald Investments Inc.
Morgan Keegan & Company, Inc.
The Royal Bank of Scotland plc
Scotia Capital (USA) Inc.
SunTrust Capital Markets, Inc.
Vining - Sparks IBG, L.P.

                   Re:     FedEx Corporation
                           Debt Securities (the "OFFERED SECURITIES")

Ladies and Gentlemen:

      This opinion is directed to the Initial Purchasers pursuant to Section 5(b)(i) of the Purchase Agreement dated March 22, 2004 (the "PURCHASE AGREEMENT"), among the Company, the Initial Guarantors and you, with respect to the offer and sale of the Offered Securities and the Securities Guarantees. All terms defined or used in the Purchase Agreement have the same meaning when used herein, unless otherwise noted.

      I am the Executive Vice President and General Counsel of the Company and have acted as such in connection with the Offered Securities, the Securities Guarantees and the Purchase Agreement. I or attorneys under my supervision have made such examination and investigation as we have deemed necessary in order to give the following opinion.

      I do not express any opinion as to matters governed by any law other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of Tennessee.

      Based on the foregoing, it is my opinion that:

      1. Each of the Company and the Initial Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Offering Memorandum; each of the Company and the Initial Guarantors is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except for such instances which in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise;

      2. Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each, a "SIGNIFICANT SUBSIDIARY") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, and, to the best of my knowledge, is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

      3. Except for matters described in the Offering Memorandum, there is no pending or, to my knowledge, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of the Company and its subsidiaries considered as one enterprise or the ability of the Company and the Initial Guarantors to perform their respective obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities Guarantee;

      4. The Indenture has been duly and validly authorized, executed and delivered by the Company and the Initial Guarantors;

      5. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and the Initial Guarantors;

      6. The Offered Securities and Securities Guarantees have been duly and validly authorized by all necessary corporate action of the Company and the Initial Guarantors;

      7. Each of the Company and the Initial Guarantors possesses all permits, approvals, franchises and other rights from federal aviation, aeronautical, communications, transportation and shipping authorities which are requisite for the conduct of its business as described in the Offering Memorandum or for the actions contemplated by the Purchase Agreement and the Registration Rights Agreement and the offering contemplated by the Offering Memorandum;

and the actions contemplated by the Purchase Agreement, the Indenture and the Registration Rights Agreement and the offering contemplated by the Offering Memorandum are not in violation of any federal statute or regulation relating to aviation, aeronautics, communications, transportation or shipping;

      8. I have reviewed or caused to be reviewed by attorneys under my supervision the Offering Memorandum and each amendment and supplement thereto (including the documents incorporated by reference) and have no reason to believe that, as of its issue date, or as of the Closing Time, the Offering Memorandum or any such amendment or supplement (or any such documents incorporated by reference) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      9. I do not know of any statute or regulation or legal or governmental proceeding material to the business of the Company and its subsidiaries considered as one enterprise which is not described in the Offering Memorandum, nor of any contract or document material to the business of the Company and its subsidiaries considered as one enterprise which is not described in the Offering Memorandum; and the descriptions in the Offering Memorandum of the contracts and other documents therein described are accurate and fairly present the information shown;

      10. The execution and delivery by the Company and the Initial Guarantors of the Purchase Agreement and the consummation by the Company and the Initial Guarantors of the transactions therein contemplated and compliance with the terms of the Purchase Agreement do not and will not conflict with or result in a breach of any of the terms of the Certificate of Incorporation or By-laws of the Company or of any Initial Guarantor, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan, credit or note agreement, lease or other agreement or instrument material to the Company or any Initial Guarantor to which the Company or any Initial Guarantor is a party or by which it or any of its properties are bound, or result in any violation of any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, having jurisdiction over the Company or any Initial Guarantor or any of their respective properties;

      11. The Offered Securities, the Securities Guarantees, the Registration Rights Agreement and the Indenture conform in all material respects to the description thereof contained in the Offering Memorandum.

      12. No authorization, approval, consent or license of any regulatory body or authority (other than under the securities or Blue Sky laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Offered Securities and the Securities Guarantees as contemplated by the Purchase Agreement, the Indenture and the Offering Memorandum or the valid authorization, execution, delivery and performance by the Company or the Initial Guarantors of the Purchase Agreement and the Indenture or the consummation by the Company and the Initial Guarantors of the transactions contemplated therein, or, if so required, all such authorizations, approvals, consents and licenses, specifying the sale, have been obtained and are in full force and effect;

      13. The documents incorporated by reference in the Offering Memorandum comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations in effect at the time such documents were filed with the Commission;

      14. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and the Initial Guarantors; and

      15. It is not necessary in connection with the offer, sale and delivery of the Offered Securities and the Securities Guarantees to the Initial Purchasers and the resale of the Offered Securities and Securities Guarantees by such Initial Purchasers to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum (it being understood that no opinion is expressed as to any other offer or resale of any security) to register the Offered Securities or the Securities Guarantees under the 1933 Act or to qualify the Indenture under the 1939 Act.

      With respect to the opinions set forth in paragraphs (4), (5), (6) and
(14) above, I have relied upon the opinion of local counsel in respect of Initial Guarantors not incorporated in Delaware or Tennessee.

      In rendering the foregoing opinion, I have assumed that (i) all signatures on all documents examined by us are genuine and that where any such signature (other than a signature purporting to have been made on behalf of the Company or any Initial Guarantor) purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature had the due authority to do so, (ii) certain factual matters contained in certificates of public officials are accurate, true and correct, and (iii) photostat copies of such documents, records and certificates conform to the originals.

      This opinion is intended solely for the benefit of the Initial Purchasers and is not to be relied on by, and no copies of it are to be delivered to, any other person without my prior written consent, except that Davis Polk & Wardwell, special counsel to the Company, and Simpson Thacher & Bartlett LLP, counsel to the Initial Purchasers, may rely upon this opinion as to all matters of Tennessee law in rendering its opinion of even date herewith. I am not assuming any professional responsibility to any other person by rendering this opinion. It is understood that this opinion speaks as of the date given, notwithstanding any delivery as contemplated above on any other date.

                                            Very truly yours,


                                            Kenneth R. Masterson

                                    EXHIBIT B

                               Form of Opinion of
                    the Vice President and General Counsel of
                            FedEx Freight East, Inc.


                                                     March 25, 2004

J.P. Morgan Securities Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Utendahl Capital Group, LLC
KBC Financial Products USA Inc.
McDonald Investments Inc.
Morgan Keegan & Company, Inc.
The Royal Bank of Scotland plc
Scotia Capital (USA) Inc.
SunTrust Capital Markets, Inc.
Vining - Sparks IBG, L.P.


        Re: FedEx Corporation Debt Securities (the "OFFERED SECURITIES")

Ladies and Gentlemen:

      This opinion is directed to the Initial Purchasers pursuant to
Section 5(b)(ii) of the Purchase Agreement dated March 22, 2004 (the "PURCHASE AGREEMENT"), among FedEx Corporation (the "COMPANY"), the Initial Guarantors and you, with respect to the offer and sale of the Offered Securities and the Securities Guarantees. All terms defined or used in the Purchase Agreement have the same meaning when used herein, unless otherwise noted.

      I am the Vice President and General Counsel of FedEx Freight East, Inc. ("FREIGHT EAST") and have acted as such in connection with the issuance and delivery by Freight East of its guarantee (the "FREIGHT EAST GUARANTEE") of the Offered Securities and related documents. I or attorneys under my supervision have made such examination and investigation as we have deemed necessary in order to give the following opinion.

      I do not express any opinion as to matters governed by any law other than the federal laws of the United States of America and the State of Arkansas.

      Based on the foregoing, it is my opinion that:

      1. Freight East is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arkansas and has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Offering Memorandum; Freight East is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except for such instances which in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise;

      2. The Indenture has been duly and validly authorized, executed and delivered by Freight East;

      3. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by Freight East;

      4. The Freight East Guarantee has been duly and validly authorized by all necessary corporate action of Freight East;

      5. The execution and delivery by Freight East of the Purchase Agreement and the consummation by Freight East of the transactions therein contemplated and compliance with the terms of the Purchase Agreement do not and will not conflict with or result in a breach of any of the terms of the articles of incorporation or bylaws of Freight East; and

      6. The Purchase Agreement has been duly and validly authorized, executed and delivered by Freight East.

      In rendering the foregoing opinion, I have assumed that (i) all signatures on all documents examined by us are genuine and that where any such signature (other than a signature purporting to have been made on behalf of Freight East) purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature had the due authority to do so,
(ii) certain factual matters contained in certificates of public officials are accurate, true and correct, and (iii) copies of such documents, records and certificates conform to the originals.

      This opinion is intended solely for the benefit of the Initial Purchasers and is not to be relied on by, and no copies of it are to be delivered to, any other person without my prior written consent, except that Kenneth R. Masterson, Executive Vice President and General Counsel of the Company, Davis Polk & Wardwell, special counsel to the Company, and Simpson Thacher & Bartlett LLP, counsel to the Initial Purchasers, may rely upon this opinion as to all matters of Arkansas law in rendering their opinions of even date herewith. I am not assuming any professional responsibility to any other person by rendering this opinion. It is understood that this opinion speaks as of the date given, notwithstanding any delivery as contemplated above on any other date.

                                   Very truly yours,


                                   Kenneth R. Reeves

                                    EXHIBIT C

                    Form of Opinion of Davis Polk & Wardwell

      1. The Indenture has been duly and validly authorized, executed and delivered by the Company and the Initial Guarantors and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and binding agreement of the Company and the Initial Guarantors, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

      2. Each of the Purchase Agreement and the Registration Rights Agreement dated as of March 25, 2004 among the Company, the Initial Guarantors and the Initial Purchasers (the "Registration Rights Agreement") has been duly and validly authorized, executed and delivered by the Company and the Initial Guarantors and (assuming the due authorization, execution and delivery by the other parties thereto) constitutes a valid and binding agreement of the Company and the Initial Guarantors, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except as rights to indemnification and contribution thereunder may be limited by applicable law; and

      3. The Offered Securities and the Securities Guarantees are in due and proper form and have been duly and validly authorized by all necessary corporate action of the Company and the Initial Guarantors and, when executed and authenticated as specified in the Indenture and delivered against payment of the consideration therefor determined in accordance with the Purchase Agreement, will be valid and binding obligations of the Company and the Initial Guarantors, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; each holder of the Offered Securities and the Securities Guarantees will be entitled to the benefits of the Indenture.

      In rendering the foregoing opinion, we have assumed that (i) all signatures on all documents examined by us are genuine and that where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature had the due authority to do so, (ii) certain factual matters contained in certificates of public officials and the Company and the Initial Guarantors are accurate, true and correct, and (iii) photostat copies of such documents, records and certificates conform to the originals.

      We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. With respect to all matters governed by the laws of the State of Arkansas and Tennessee, we have relied on the opinions dated the date hereof of Kenneth R. Reeves, Vice President and General Counsel of FedEx Freight East, Inc., and Kenneth R. Masterson, Executive Vice President and General Counsel of the Company, respectively. This opinion is being rendered at the request of the Company solely for the benefit of the Initial Purchasers and is not to be relied on by, and no copies of it to be delivered to, any other person without prior written consent of Davis Polk & Wardwell, except that Kenneth R. Masterson, Executive Vice President and General Counsel of the Company, may rely on this opinion as to all matters of New York law in rendering his opinion of even date herewith, and the Trustee may rely on the opinion set forth in paragraph 1 above, subject to all of the limitations and qualifications set forth herein.

                                    EXHIBIT D

                      Form of Registration Rights Agreement

                                   SCHEDULE A

                                                                           Principal
                                                                           Amount of
                                                                         Floating Rate
         Name of Initial Purchaser                                           Notes
         -------------------------                                       -------------
J.P. Morgan Securities Inc............................................  $  210,000,000

Banc of America Securities LLC........................................  $   45,000,000

Banc One Capital Markets, Inc.........................................  $   45,000,000

Citigroup Global Markets Inc..........................................  $   45,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated....................  $   45,000,000

Utendahl Capital Group, LLC ..........................................  $  105,000,000

KBC Financial Products USA Inc........................................  $   15,000,000

McDonald Investments Inc..............................................  $   15,000,000

Morgan Keegan & Company, Inc..........................................  $   15,000,000

The Royal Bank of Scotland plc........................................  $   15,000,000

Scotia Capital (USA) Inc..............................................  $   15,000,000

SunTrust Capital Markets, Inc.........................................  $   15,000,000

Vining - Sparks IBG, L.P..............................................  $   15,000,000


Total.................................................................  $  600,000,000
                                                                        ==============

                                     Sch A-1

                                                                          Principal
                                                                          Amount of
         Name of Initial Purchaser                                        2007 Notes
         -------------------------                                        ----------
J.P. Morgan Securities Inc. ..........................................  $  175,000,000

Banc of America Securities LLC........................................  $   37,500,000

Banc One Capital Markets, Inc.........................................  $   37,500,000

Citigroup Global Markets Inc..........................................  $   37,500,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated....................  $   37,500,000

Utendahl Capital Group, LLC ..........................................  $   87,500,000

KBC Financial Products USA Inc........................................  $   12,500,000

McDonald Investments Inc..............................................  $   12,500,000

Morgan Keegan & Company, Inc..........................................  $   12,500,000

The Royal Bank of Scotland plc........................................  $   12,500,000

Scotia Capital (USA) Inc..............................................  $   12,500,000

SunTrust Capital Markets, Inc.........................................  $   12,500,000

Vining - Sparks IBG, L.P..............................................  $   12,500,000


Total.................................................................  $  500,000,000
                                                                        ==============

                                     Sch A-2

                                                                          Principal
                                                                          Amount of
         Name of Initial Purchaser                                        2009 Notes
         --------------------------                                       ----------
J.P. Morgan Securities Inc............................................  $  175,000,000

Banc of America Securities LLC........................................  $   37,500,000

Banc One Capital Markets, Inc.........................................  $   37,500,000

Citigroup Global Markets Inc..........................................  $   37,500,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated....................  $   37,500,000

Utendahl Capital Group, LLC ..........................................  $   87,500,000

KBC Financial Products USA Inc........................................  $   12,500,000

McDonald Investments Inc..............................................  $   12,500,000

Morgan Keegan & Company, Inc..........................................  $   12,500,000

The Royal Bank of Scotland plc .......................................  $   12,500,000

Scotia Capital (USA) Inc..............................................  $   12,500,000

SunTrust Capital Markets, Inc.........................................  $   12,500,000

Vining - Sparks IBG, L.P..............................................  $   12,500,000


Total.................................................................  $  500,000,000
                                                                        ==============

                                     Sch A-3

                                   SCHEDULE B

                                FEDEX CORPORATION

                                  $600,000,000
                          Floating Rate Notes due 2005

      1. The initial public offering price of the Floating Rate Notes shall be 100.000% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

      2. The purchase price to be paid by the Initial Purchasers for the Floating Rate Notes shall be 99.875% of the principal amount thereof.

      3. The interest rate on the Floating Rate Notes shall be LIBOR plus 28 basis points (0.28%).

                                  $500,000,000
                              2.65% Notes due 2007

      1. The initial public offering price of the 2007 Notes shall be 99.925% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

      2. The purchase price to be paid by the Initial Purchasers for the 2007 Notes shall be 99.475% of the principal amount thereof.

      3.    The interest rate on the 2007 Notes shall be 2.65% per annum.

                                  $500,000,000
                              3.50% Notes due 2009

      1. The initial public offering price of the 2009 Notes shall be 99.904% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

      2. The purchase price to be paid by the Initial Purchasers for the 2009 Notes shall be 99.304% of the principal amount thereof.

      3.    The interest rate on the 2009 Notes shall be 3.50% per annum.

                                     Sch B-1